UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2008, the Board of Directors of American International Group, Inc. (“AIG”) elected Dennis D. Dammerman a Director of AIG. Mr. Dammerman has been named to the Compensation and Management Resources Committee and the Finance Committee of the Board of Directors of AIG.
Mr. Dammerman is currently Chairman of the Board of Directors of Discover Financial Services, Lead Director of Capmark Financial Group Inc. and a Director of BlackRock, Inc. He retired in 2005 as GE Vice Chairman of the Board and Executive Officer, and a member of the Corporate Executive Office.
A copy of the press release announcing Mr. Dammerman’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 99.1	Press Release of American International Group, Inc., dated November 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: November 12, 2008	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No	Description
Exhibit 99.1	Press Release of American International Group, Inc., dated November 12, 2008.